EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 25, 2022 relating to the consolidated financial statements of ePlus inc. and the effectiveness of ePlus inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended March 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

McLean, Virginia
February 7, 2023